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                                                                   Exhibit 10.46

         Warrant Agreement dated as of October 30, 2000 between Bionutrics, Inc., a Nevada corporation (the "Company"), and ACH Food Companies, Inc. (formerly known as AC HUMKO CORP.), a Delaware corporation and its permitted transferees (hereinafter referred to as "Holder").

         Whereas Holder holds a certain warrant dated August 14, 1998 (the "Warrant"), which was issued pursuant to that certain Warrant Agreement dated August 14, 1998 by and between the Company and Holder and which has expired pursuant to its terms; and

         Whereas the Company desires to extend the period under the Warrant during which Holder may obtain an additional equity interest in the Company as an incentive for Holder to continue to provide valuable services to the Company which have been performed by Holder after the expiration of the initial period under the Warrant and which are presently being performed by Holder; and

         Whereas, the Company desires to extend the period during which Holder may obtain an additional equity interest in the Company under the Warrant in accordance with the foregoing.

         Now therefore for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

         1. Grant. The Company hereby grants to Holder warrants to purchase up to an aggregate of two million shares of Common Stock ("Warrants") at the Exercise Price (as defined in Section 2), subject to adjustment as provided in
Section 8, during the period commencing on the date hereof and ending at 5:30 p.m. Eastern Standard Time one year thereafter ("Exercise Period").

         2. Exercise Price. The term "Exercise Price" for 2 million shares of Common Stock shall be $2.00 per share as may be adjusted from time to time pursuant to Section 8.

         3. Warrant Certificate. The warrant certificate delivered pursuant to this Warrant Agreement shall be in the form set forth in Exhibit A with such appropriate insertions, omissions,

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substitutions and other variations as required or permitted by this Warrant
Agreement (the "Warrant Certificate").

         4. Exercise of Warrant. The Warrants are exercisable at the Exercise Price and payable to the Company at its executive offices located at 2425 East Camelback Road, Ste. 650, Phoenix, Az 85016, Attn: Chief Financial Officer (or such other officer as designated to Holder by the Company) by certified or official bank check in New York Clearing House funds or wire transfer. Upon surrender of a Warrant Certificate, submission of an executed Form of Election to Purchase in the form set forth in Exhibit B and payment of the Exercise Price, Holder shall be entitled to receive a certificate for the shares of Common Stock so purchased. The purchase rights represented by the Warrant Certificate are exercisable at the option of Holder in whole or in part, but not as to fractional shares of the Common Stock underlying the Warrants provided the Company shall pay cash in respect of any fraction of a share that would otherwise be issuable in an amount equal to the same fraction of the market price per share of the shares of Common Stock underlying the Warrants on the date of the exercise, as reasonably determined by the Company.

         5. Issuance of Certificate. Upon the exercise of Warrants the Company shall promptly issue to Holder a certificate for the shares of Common Stock underlying the Warrant Certificate. If Holder purchases less than all the shares of Common Stock purchasable under the Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock. Holder shall be deemed the record holder of the shares of Common Stock on the date of exercise of the Warrant pursuant to Section 4, irrespective of the date of delivery of the Common Stock certificate.

         6. Restriction On Transfer of Warrants. Holder may not sell, assign, pledge, hypothecate or otherwise transfer any rights under the Warrants except in compliance with all securities laws. Subject to the above, this Warrant Agreement and the Warrants are transferable in the same manner and with the same effect as in the case of a negotiable instrument payable to a specified person. The Company, however, may treat the registered holder thereof as the owner hereof for all purposes until the Warrant Certificate is surrendered for transfer as hereinafter

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provided. Upon surrender of the Warrant Certificate at the principal office of the Company, together with a written assignment thereof duly executed by the holder hereof or his agent or attorney, the Company shall execute and deliver a new Warrant Certificate in the name of the assignee or assignees and in the denominations specified in such instrument of assignment. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of the Warrant Certificate under this section, except that in case such new Warrant is registered in a name or names other than the name of the holder of this Warrant Agreement all stock transfer taxes payable upon the execution and delivery of such Warrant Certificate shall be paid by the holder hereof at the time of the presentation thereof. In such case the holder hereof shall deliver at the time of such presentation evidence, satisfactory to the Company, that such taxes have been paid.

         7. Restrictive Legend; Registration Under the Securities Act of 1933.

                  7.1 Restrictive Legend. Neither the Warrants nor the shares of Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities or blue sky laws. Upon exercise of the Warrants, the Company may cause a legend in substantially the form set forth below to be placed on each certificate representing the shares of Common Stock issued.

                  The shares of stock represented by this certificate have not been registered under the Securities Act of 1993, as amended (the "Securities Act"), for public resale and may not be offered, transferred or sold except pursuant to (i) an effective registration statement under the Securities Act and any applicable state securities or blue sky laws, (ii) to the extent applicable, Rule 144 under the securities act (or any similar rule under the securities act relating to the disposition of securities) together with an opinion of counsel reasonably satisfactory to issuer's counsel that such transfer is permitted or (iii) an opinion of counsel reasonably satisfactory to issuer's counsel that an exemption from registration under the securities act and any applicable state securities or blue sky laws is available.

                  7.2 Registration Rights. The shares of stock issuable upon the exercise of the Warrants shall be included in the Registrable Securities that are the subject of

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certain registration rights as set out in that certain Stock Acquisition
Agreement by and between the Company and Holder, dated as of October 30, 2000.

         8. Adjustments to Exercise and Number of Securities.

                  8.1 Recapitalization and Reclassifications. If upon a recapitalization or reclassification the shares of Common Stock are changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof the number of shares of Common Stock that Holder shall be entitled to purchase upon exercise of the Warrants shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionately decreased and, in the case of a decrease in the number of shares, proportionately increased.

                  8.2 Sale; Merger; Consolidation. Subject to the notice provisions set forth in Section 13, upon a transfer or sale of all or substantially all the capital stock or assets of the Company or in the case of any consolidation or merger of the Company with another entity (other than a consolidation or merger that does not result in any reclassification or change of the outstanding Common Stock), the transferee, purchaser or entity formed by or surviving the consolidation or merger, as the case may be, shall execute and deliver to Holder a supplemental warrant agreement giving Holder the right during the Exercise Period to receive, upon exercise of the Warrants, the kind and amount of shares of stock and/or other securities receivable upon such transfer, sale, consolidation or merger, as the case may be, by a holder of the number of shares of Common Stock for which such Warrants could have been exercised immediately prior to such transfer, sale, consolidation or merger. If such transfer, sale, consolidation or merger results in the shareholders of the Company receiving cash or publicly traded securities having a value in excess of the Exercise Price, this Warrant Agreement shall terminate if not exercised prior to the closing date of such transaction. Such supplemental warrant agreement shall provide for adjustments identical to the adjustments provided in this Section 8.

                  8.3 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made if the amount of an adjustment is less than $.02 per share of

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Common Stock provided that any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that, together with any such adjustment, amounts to at least $.02 per share of Common Stock.

                  8.4 Dividends and Other Distributions. If the Company declares a dividend payable in shares of Common Stock, Holder shall be entitled to receive upon exercise of the Warrant, in addition to the number of shares of Common Stock as to which the Warrant is exercised, such additional shares of Common Stock as Holder would have received had the Warrant been exercised immediately prior to such record date for the dividend. If the Company declares a dividend of securities other than a dividend of Common Stock, Holder shall thereafter be entitled to receive upon the exercise of such Warrants in addition to the shares of Common Stock receivable upon the exercise of such Warrants, such non-Common Stock dividend as Holder would have received had the Warrant been exercised immediately prior to such record date for the dividend. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of this Section 8. Holder shall not be entitled to receive any cash dividend declared by the Company.

                  8.5 If the Company issues in a public offering any shares of Common Stock for a consideration per share less than the prevailing Exercise Price, then (a) the Exercise Price in effect immediately prior to each such instance shall be adjusted to a price equal to the quotient obtained by dividing
(i) an amount equal to the sum of the total number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance multiplied by the Exercise Price in effect immediately prior to such issuance (the "Old Common Stock Number"), plus the consideration received by the Company upon such issuance, by (ii) the total number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance (the "New Common Stock Number"), and (b) the number of shares of Common Stock then issuable upon the exercise of the Warrants outstanding immediately prior to each such issuance shall forthwith be adjusted by multiplying such number so issuable by the quotient obtained by dividing (i) the New Common Stock Number by (ii) the Old Common Stock Number.

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                  8.6 Except as provided in Section 8.5, if the Company issues shares of Common Stock, or convertible preferred stock, warrants, options, rights, or other securities only to the extent the aforementioned securities are convertible into or exchangeable or exercisable for shares of Common Stock, or rights to subscribe for or to purchase Common Stock or any stock or securities convertible into or exchangeable or exercisable for Common Stock, without consideration or for a consideration per share less than the prevailing Exercise Price then, the Exercise Price in effect immediately prior to each such issuance shall be decreased and the number of shares of Common Stock issuable upon the exercise of the Warrants shall be increased pursuant to the formula set forth in
Section 8.5 counting as consideration received by the Company the consideration actually received plus that deemed to be received upon such conversion or exchange as provided in Section 8.7(c).

                  8.7 For the purposes of any adjustment of the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants pursuant to Sections 8.5 and 8.6, the following provisions shall be applicable:

                  (a) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash received by the Company therefor.

                  (b) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the "fair value" of such consideration as determined in the good faith judgment of the board of directors of the Company.

                  (c) In the case of the issuance of (x) options to purchase or rights to subscribe for Common Stock, (y) securities by their terms convertible into or exchangeable for Common Stock or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                           (i) the aggregate maximum number of shares of Common
                  Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed

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                  to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections (a) and (b) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                           (ii) the aggregate maximum number of shares of Common
                  Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections (a) and (b) above);

                           (iii) on any change in the number of shares or
                  exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants shall forthwith be readjusted to such Exercise Price and to such number of shares as would have

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                  obtained had the adjustment made at the time of the issuance of such options, rights or securities not converted prior to such change been made upon the basis of such change; and

                           (iv) on the expiration of any such option or rights,
                  the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants shall forthwith be readjusted to such Exercise Price and to such number of shares as would have obtained had such options, rights, securities or options or rights related to such securities not been issued.

                  8.8 Definition of Common Stock. The term "Common Stock" shall mean:

                  (a) the class of stock designated as Common Stock in the Company's Articles of Incorporation, as may be amended, or any other class of stock resulting from successive changes or reclassifications of such Common Stock; and

                  (b) if, as a result of an adjustment made pursuant to this
         Section 8, Holder shall upon exercise of the Warrants become entitled to receive securities or assets other than Common Stock then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such other securities or assets and thereafter the number of such other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this section.

         9. Issuance of New Warrant Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of a loss, theft, destruction or mutilation of a Warrant Certificate, reimbursement by Holder to the Company of all incidental expenses and, in the case of loss, theft or destruction, receipt of indemnity or security from Holder reasonably satisfactory to it or, in the

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case of a mutilated Warrant Certificate, upon surrender and cancellation thereof, the Company shall make and deliver a new Warrant Certificate to Holder.

         10. Elimination of Fractional Interest. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants. The Company shall have the option to make payment in cash in respect of any fractional shares or to round any fraction up to the nearest whole number of shares of Common Stock.

         11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common, Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price by Holder, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable. The Company shall immediately undertake to obtain, and shall within a reasonable period of time after the date of this Warrant Agreement obtain, approval for listing on the NASDAQ (Small Cap Market) of the shares issuable upon exercise of the Warrants.

         12. Representations and Warranties.

                  12.1 Holder represents and warrants to the Company that the Warrants are being acquired solely for Holder's own account, for investment, not for the interest of any other and are not being acquired with a view to or for resale, distribution, assignment, subdivision or fractionalization thereof, and Holder has no present plan to enter into any contract, undertaking, agreement or arrangement for such purpose.

                  12.2 Holder represents and warrants to the Company that it is an "accredited investor" and a "sophisticated investor," each as defined in the Regulation D promulgated under the Securities Act.

         13. Advance Notice to Warrant Holder re Dividend, Exchange, Merger. etc. Nothing contained in this Warrant Agreement shall be construed as conferring upon Holder the right to vote, consent or receive notice as a stockholder in respect of any meeting of stockholders for the

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election of directors or any other matter, or as having any right as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) the Company takes a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable other than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment (which treatment shall be in accordance with generally accepted accounting principles) of such dividend or distribution on the books of the Company; or

                  (b) the Company offers to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation, winding up, transfer, consolidation, merger or a sale of all or substantially all its property, assets and business as an entirety is proposed;

the Company shall give notice of such event at least 15 days prior to the date fixed as a record date or the date of the closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         14. Notices. Any notice or demand pursuant to this Warrant Agreement shall be in writing and shall be deemed sufficiently given or made (a) upon personal delivery (b) the next business day following delivery to a reputable overnight courier or (c) three days following

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mailing by certified or registered mail, return receipt requested, postage prepaid, and addressed, until the other party is notified of another address, as follows:

         If to the Company:

         Bionutrics, Inc.
         2425 East Camelback Road
         Suite 650
         Phoenix, AZ 85016
         Attn: Ronald H. Lane, Chief Executive Officer

         with a copy to:

         Greenberg Traurig LLP
         One East Camelback
         Suite 1100
         Phoenix, AZ 85012
         Attn: Jean E. Harris, Esq.

         If to Holder:

         AC Food Companies, Inc.
         P.O. Box 343
         Memphis, Tennessee 38101
         Attn: Daniel S. Antonelli

         with a copy to:

         Vinson & Elkins LLP
         1001 Fannin Street (Suite 2900)
         Houston, TX 77002
         Attn: J. Brian Sokolik, Esq.

         15. Successors. All the covenants and provisions of this Warrant Agreement shall be binding upon and inure to the benefit of the Company, Holder and their respective successors and permitted assigns hereunder.

         16. Governing Law; Submission to Jurisdiction. (a) This Warrant Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all the purposes shall be construed in accordance with the laws of said State without giving effect to the rules thereof governing conflicts of laws.

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         (b) Any action, proceeding or claim against either party hereto arising out of, or relating in any way to, this Warrant Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties irrevocably waive any objection to such exclusive jurisdiction including on the ground of inconvenient forum. Any such process or summons to be served upon either party hereto may (at the option of any party bringing such action, proceeding or claim) be served in accordance with Section 14. The prevailing party in any such action or proceeding shall be entitled to recover from the other party its reasonable legal costs and expense incurred in connection with such action or proceeding.

         17. Entire Agreement; Modification. This Warrant Agreement contains the entire understanding between the parties with respect to the subject matter hereof and may not be modified or amended except in writing by both parties.

         18. Severability. If any provision of this Warrant Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof.

         19. Captions. The caption headings of the sections of this Warrant Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Warrant Agreement and shall be given no substantive effect.

         20. Benefits of this Warrant Agreement. Nothing in this Warrant Agreement shall be construed to give to any person or entity other than the Company and Holder any legal or equitable right, remedy or claim hereunder and this Warrant Agreement shall be for the sole and exclusive benefit of the Company and Holder.

         21. Counterparts. This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

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         In Witness Whereof the parties hereto have caused this Warrant
Agreement to be duly executed, as of the day date in the preamble hereof.

                                 Bionutrics, Inc.

                                 By: /s/ Ronald H. Lane
                                     ----------------------------------------
                                       Ronald H. Lane, Chief Executive Officer

                                 ACH Food Companies, Inc.

                                 By: /s/ Wayne Briesemeister
                                     ----------------------------------------
                                       Wayne Briesemeister, Vice President


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                               Warrant Certificate

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), FOR PUBLIC RESALE AND MAY NOT BE OFFERED, TRANSFERRED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS,
(ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES) TOGETHER WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ISSUER'S COUNSEL THAT SUCH TRANSFER IS PERMITTED OR (iii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ISSUER'S COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS IS AVAILABLE.

THE EXERCISE, TRANSFER AND EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE WARRANT AGREEMENT BETWEEN BIONUTRICS, INC. AND ACH FOOD COMPANIES, INC.

                                                              2,000,000 Warrants

                               Warrant Certificate

         This Warrant Certificate certifies that ACH Food Companies, Inc., a Delaware corporation, is the registered holder of 2,000,000 warrants to purchase, at any time from October 30, 2000, until 5:30 p.m. Eastern Standard Time on October 30, 2001 ("Expiration Date"), up to 2,000,000 fully-paid and non-assessable shares of common stock, par value $.001 per share ("Common Stock"), of Bionutrics, Inc. (the "Company") at an exercise price determined pursuant to Section 2 of the Warrant Agreement dated as of October 30, 2000, between the Company and ACH Food Companies, Inc. (the "Warrant Agreement"), upon surrender of this Warrant Certificate and payment of such exercise price to the Company and subject to the Warrant Agreement.

         At 5:31 p.m. Eastern Standard Time on the Expiration Date all Warrants evidenced hereby, unless exercised prior thereto, shall be void.

            The Warrant Agreement is hereby incorporated by reference and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, obligations, duties and restrictions of the Company and holder of the Warrants.

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            In Witness Whereof, the Company has caused this Warrant Certificate to be duly executed as of the 30th day of October, 2000.

                               Bionutrics, Inc., a Delaware corporation

                               By: /s/ Ronald H. Lane
                                   --------------------------------------
                                  Ronald H. Lane, Chief Executive Officer


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                                    Exhibit B


                          Form of Election to Purchase

         The undersigned hereby irrevocably elects to exercise the right represented by the attached Warrant Certificate to purchase _______ shares of common stock, par value $.001, of Bionutrics, Inc. at an exercise price of $_______ per share and herewith tenders in payment for such stock a certified or official bank check payable in New York Clearing House Funds to the order of Bionutrics, Inc. or if so indicated below had arranged for wire transfer to Bionutrics's account as set forth on the attached wire transfer information in the amount of $__________.

                                 ACH Food Companies, Inc.

                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------




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